Investors: Salli Schwartz +1.858.291.6421 ir@illumina.com

Media: Sarah Shew +1.330.353.2512 sshew@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2022

•Revenue of $1.22 billion for Q1 2022, up 12% from Q1 2021
•Earnings per diluted share (diluted EPS) of $0.55 for Q1 2022, compared to $1.00 for Q1 2021
•Non-GAAP diluted EPS of $1.07 for Q1 2022, compared to $1.89 for Q1 2021
•Reiterating full year revenue guidance of 14-16% growth from fiscal year 2021
•Expect diluted EPS of $2.33 to $2.53 for fiscal year 2022
•Reiterating non-GAAP diluted EPS guidance of $4.00 to $4.20 for fiscal year 2022

San Diego, May 5, 2022 /PRNewswire/ -- Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the first quarter of fiscal year 2022, which include consolidated financial results for GRAIL.

“Illumina maintained strong momentum in the first quarter, particularly across oncology therapy selection, genetic disease testing, and pathogen surveillance,” said Francis deSouza, Chief Executive Officer. “Our business fundamentals are robust. We saw record total orders and exited the quarter with record total backlog. GRAIL also continued to gain traction and has now entered more than 30 partnerships with health systems, employers, and insurers. We are advancing our innovation roadmap, delivering the sequencing breakthroughs that power genomic research and improve human health.”

First quarter consolidated results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q1 2022 (b)	Q1 2021	Q1 2022 (b)	Q1 2021
Revenue	$1,223	$1,093
Gross margin	66.6%	69.9%	69.9%	70.5%
Research and development expense	$323	$197	$323	$197
Selling, general and administrative expense	$308	$374	$320	$223
Operating profit	$184	$193	$212	$351
Operating margin	15.0%	17.7%	17.3%	32.1%
Net income	$86	$147	$169	$278
Diluted EPS	$0.55	$1.00	$1.07	$1.89
(a) See the tables included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Consolidated financial results for GRAIL are included in Q1 2022, but not in Q1 2021, as GRAIL was acquired on August 18, 2021.

Capital expenditures for free cash flow purposes were $61 million during the first quarter of 2022. Cash flow from operations was $172 million compared to $282 million in the prior year period, with the year-over-year decrease primarily attributable to GRAIL's operating loss. Free cash flow (cash flow from operations less capital expenditures) was $111 million for the quarter compared to $240 million in the prior year period. Depreciation and amortization expenses were $91 million during the first quarter of 2022. At the close of the quarter, the company held $1.4 billion in cash, cash equivalents and short-term investments, compared to $1.3 billion as of January 2, 2022.

First quarter segment results
Following the acquisition of GRAIL on August 18, 2021, we have two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q1 2022	Q1 2021	Q1 2022	Q1 2021
Revenue (b)	$1,221	$1,093
Gross margin	69.7%	69.9%	70.2%	70.5%
Research and development expense	$238	$197	$238	$197
Selling, general and administrative expense	$251	$374	$267	$223
Operating profit	$362	$193	$352	$351
Operating margin	29.6%	17.7%	28.8%	32.1%
(a) See Table 4 included in “Results of Operations - Non-GAAP” section below for reconciliations of these GAAP and non-GAAP financial measures.
(b) Amount for Q1 2022 includes intercompany revenue of $8 million, which is eliminated in consolidation.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q1 2022	Q1 2021	Q1 2022	Q1 2021
Revenue	$10	—
Gross (loss) profit	$(29)	—	$5	—
Research and development expense	$85	—	$85	—
Selling, general and administrative expense	$58	—	$54	—
Operating loss	$(172)	—	$(134)	—
(a) See Table 5 included in “Results of Operations - Non-GAAP” section below for a reconciliation of these GAAP and non-GAAP financial measures.

Key announcements by Illumina since Illumina’s last earnings release
•Established partnership with Deerfield Management to identify drug targets and accelerate novel therapy development using genomics and artificial intelligence
•Developed long-term strategic collaboration with Janssen Biotech, Inc. to accelerate the development of precision medicines by leveraging Illumina’s portfolio of next-generation sequencing (NGS) solutions
•Launched TruSight™ Oncology (TSO) Comprehensive (EU) in Europe, a single test that assesses multiple tumor genes and biomarkers to reveal the specific molecular profile of a patient's cancer
•Invested in seven “omics” startup companies through Illumina Accelerator, advancing breakthrough therapeutics, diagnostics, DNA storage, mental wellness, and sustainable foods applications
•Released annual Corporate Social Responsibility (CSR) Report, highlighting contributions of genomics to advances in public health and overall health of our planet
•Opened State-of-the-Art Solution Center in São Paulo, Brazil, increasing access to genomics in Latin America
•Expanded senior leadership team with Carissa Rollins joining as Chief Information Officer, and John Frank as Chief Public Affairs Officer

A full list of recent Illumina announcements can be found in the company’s News Center.

Key announcements by GRAIL since Illumina’s last earnings release
•Announced a multi-year partnership with leading reinsurance provider, Munich Re Life US, to enable access to Galleri® as a benefit to policyholders of U.S. life insurance carriers and distributors
•Began collaboration with Point32Health, the combined organization of Harvard Pilgrim Health Care and Tufts Health plan, to collaborate on two-phased pilot of Galleri® multi-cancer early detection test
•Galleri® named in Fast Company’s 2022 World Changing Ideas Awards List
•Announced Galleri® Classic golf tournament in partnership with PGA TOUR Champions, debuting March 20-26, 2023

A full list of recent GRAIL announcements can be found in the company’s Newsroom.

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including our Core Illumina and GRAIL segments. Please see our Reconciliation of Consolidated Non-GAAP Financial Guidance included in this release for a reconciliation of these GAAP and non-GAAP financial measures.

For fiscal 2022, the company continues to expect consolidated revenue growth in the range of 14% to 16%. We now expect GAAP earnings per diluted share of $2.33 to $2.53. The company continues to expect non-GAAP earnings per diluted share of $4.00 to $4.20. Core Illumina revenue growth is still expected to be in the range of 13% to 15%. GRAIL revenue is still expected to be in the range of $70 million to $90 million.

Conference call information
The conference call will begin at 2 p.m. Pacific Time (5 p.m. Eastern Time) on Thursday, May 5, 2022. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing (877) 502-9276 or +1 (313) 209-4906 outside North America, both using conference ID 7035119. To ensure timely connection, please dial in at least ten minutes before the scheduled start of the call.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for earnings per diluted share, net income, gross margin, operating expenses, including research and development expense and selling general and administrative expense, operating income (loss), operating margin, gross profit, other income (expense), and free cash flow (on a consolidated and, as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and earnings per diluted share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) the risks and costs associated with the integration of, and our ability to integrate, GRAIL’s business successfully to achieve anticipated synergies, including the restrictions on integration during any hold separate period or any delay in integration following any hold separate period; (xi) the risk that disruptions from the consummation of our acquisition of GRAIL or any associated legal or regulatory proceedings or obligations will harm our business, including current plans and operations; (xii) potential adverse reactions or changes to business relationships resulting from the consummation of our acquisition of GRAIL; (xiii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xiv) our ability to obtain regulatory clearance for our products from government agencies; (xv) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvi) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xvii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xviii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by developing pioneering technology to detect and identify multiple deadly cancer types early. The company is using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art computer science and data science to enhance the scientific understanding of cancer biology, and to develop its multi-cancer early detection blood test. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL, LLC, is a wholly-owned subsidiary of Illumina, which is currently being held and operated separately in order to comply with the interim measures order imposed by the European Commission during the pendency of its ongoing merger review. For more information, please visit www.grail.com.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 3, 2022	January 2, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,351	$1,232
Short-term investments	65	107
Accounts receivable, net	614	648
Inventory, net	465	431
Prepaid expenses and other current assets	260	295
Total current assets	2,755	2,713
Property and equipment, net	1,034	1,024
Operating lease right-of-use assets	706	672
Goodwill	7,113	7,113
Intangible assets, net	3,209	3,250
Other assets	457	445
Total assets	$15,274	$15,217

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$291	$332
Accrued liabilities	700	761
Term notes, current portion	499	—
Total current liabilities	1,490	1,093
Operating lease liabilities	803	774
Term notes	495	993
Convertible senior notes	746	702
Other long-term liabilities	845	915
Stockholders’ equity	10,895	10,740
Total liabilities and stockholders’ equity	$15,274	$15,217

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021
Revenue:
Product revenue	$1,070	$953
Service and other revenue	153	140
Total revenue	1,223	1,093
Cost of revenue:
Cost of product revenue (a)	299	265
Cost of service and other revenue (a)	69	58
Amortization of acquired intangible assets	40	6
Total cost of revenue	408	329
Gross profit	815	764
Operating expense:
Research and development (a)	323	197
Selling, general and administrative (a)	308	374
Total operating expense	631	571
Income from operations	184	193
Other expense, net	(44)	(24)
Income before income taxes	140	169
Provision for income taxes	54	22
Net income	$86	$147
Earnings per share:
Basic	$0.55	$1.01
Diluted	$0.55	$1.00
Shares used in computing earnings per common share:
Basic	157	146
Diluted	159	147

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	April 3, 2022	April 4, 2021
Cost of product revenue	$6	$7
Cost of service and other revenue	1	1
Research and development	36	24
Selling, general and administrative	49	35
Stock-based compensation expense before taxes	$92	$67

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021
Net cash provided by operating activities	$172	$282
Net cash (used in) provided by investing activities	(74)	1,376
Net cash provided by financing activities	21	968
Effect of exchange rate changes on cash and cash equivalents	—	(3)
Net increase in cash and cash equivalents	119	2,623
Cash and cash equivalents, beginning of period	1,232	1,810
Cash and cash equivalents, end of period	$1,351	$4,433

Calculation of free cash flow:
Net cash provided by operating activities	$172	$282
Purchases of property and equipment	(61)	(42)
Free cash flow (a)	$111	$240

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

TABLE 1: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE:

	Three Months Ended
	April 3, 2022	April 4, 2021
GAAP earnings per share - diluted	$0.55	$1.00
Cost of revenue (b)	0.25	0.05
Selling, general and administrative costs (b)	(0.08)	1.03
Other expense, net (b)	0.24	0.14
GILTI and U.S. foreign tax credits (c)	0.15	—
Incremental non-GAAP tax expense (d)	(0.07)	(0.30)
Income tax provision (benefit) (e)	0.03	(0.03)
Non-GAAP earnings per share - diluted (a)	$1.07	$1.89

TABLE 2: CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended
	April 3, 2022	April 4, 2021
GAAP net income	$86	$147
Cost of revenue (b)	40	7
Selling, general and administrative costs (b)	(12)	151
Other expense, net (b)	38	21
GILTI and U.S. foreign tax credits (c)	24	—
Incremental non-GAAP tax expense (d)	(11)	(44)
Income tax provision (benefit) (e)	4	(4)
Non-GAAP net income (a)	$169	$278
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

(a) Non-GAAP net income and earnings per diluted share exclude the effects of the pro forma adjustments as detailed above. Non-GAAP net income and earnings per diluted share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to our Itemized Reconciliations between GAAP and Non-GAAP Results of Operations below for the components of these amounts.
(c) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(d) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(e) Amounts represent difference between book and tax accounting related to stock-based compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 3: CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 3, 2022		April 4, 2021
GAAP gross profit	$815	66.6%	$764	69.9%
Core Illumina cost of revenue	6	0.5%	7	0.6%
GRAIL cost of revenue	34	2.8%	—	—
Non-GAAP gross profit (a)	$855	69.9%	$771	70.5%

GAAP selling, general and administrative expense	$308	25.2%	$374	34.2%
Core Illumina selling, general and administrative costs	16	1.3%	(151)	(13.8)%
GRAIL selling, general and administrative costs	(4)	(0.3)%	—	—
Non-GAAP selling, general and administrative expense	$320	26.2%	$223	20.4%

GAAP operating profit	$184	15.0%	$193	17.7%
Core Illumina adjustments	(10)	(0.8)%	158	14.4%
GRAIL adjustments	38	3.1%	—	—
Non-GAAP operating profit (a)	$212	17.3%	$351	32.1%

GAAP other expense, net	$(44)	(3.6)%	$(24)	(2.2)%
Core Illumina adjustments	38	3.0%	21	2.0%
Non-GAAP other expense, net (a)	$(6)	(0.5)%	$(3)	(0.2)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

TABLE 4: CORE ILLUMINA ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 3, 2022		April 4, 2021
GAAP gross profit - Core Illumina (b)	$851	69.7%	$764	69.9%
Amortization of acquired intangible assets	6	0.5%	6	0.5%
Expenses related to COVID-19 (c)	—	—	1	0.1%
Non-GAAP gross profit - Core Illumina (a)	$857	70.2%	$771	70.5%

GAAP selling, general and administrative expense - Core Illumina	$251	20.6%	$374	34.2%
Contingent consideration liability (d)	49	4.0%	—	—
Acquisition-related expenses (e)	(33)	(2.7)%	(150)	(13.7)%
Expenses related to COVID-19 (c)	—	—	(2)	(0.2)%
Income related to COVID-19 (f)	—	—	1	0.1%
Non-GAAP selling, general and administrative expense - Core Illumina	$267	21.9%	$223	20.4%

GAAP operating profit - Core Illumina	$362	29.6%	$193	17.7%
Cost of revenue	6	0.5%	7	0.6%
Selling, general and administrative costs	(16)	(1.3)%	151	13.8%
Non-GAAP operating profit - Core Illumina (a)	$352	28.8%	$351	32.1%

GAAP other expense, net - Core Illumina	$(44)	(3.6)%	$(24)	(2.2)%
Strategic investment related loss, net (g)	43	3.5%	39	3.6%
Gain on Helix contingent value right (h)	(5)	(0.4)%	(10)	(0.9)%
Non-cash interest expense (i)	—	—	11	1.0%
Gain on derivative assets (j)	—	—	(26)	(2.3)%
Bridge facility fees (k)	—	—	7	0.6%
Non-GAAP other expense, net - Core Illumina (a)	$(6)	(0.5)%	$(3)	(0.2)%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(In millions)
(unaudited)

TABLE 5: GRAIL ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS:

	Three Months Ended
	April 3, 2022	April 4, 2021
GAAP gross loss - GRAIL (b)	$(29)	—
Amortization of acquired intangible assets	34	—
Non-GAAP gross profit - GRAIL (a)	$5	—

GAAP selling, general and administrative expense - GRAIL	$58	—
Acquisition-related expenses (e)	(3)	—
Amortization of acquired intangible assets	(1)	—
Non-GAAP selling, general and administrative expense - GRAIL	$54	—

GAAP operating loss - GRAIL	$(172)	—
Cost of revenue	34	—
Selling, general and administrative costs	4	—
Non-GAAP operating loss - GRAIL (a)	$(134)	—
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not foot or recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss) and non-GAAP other expense, net exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures related to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in Q1 2021. Such expenses were not excluded in Q1 2022.
(d) Amount consists of fair value adjustments for our contingent consideration liability related to the GRAIL acquisition.
(e) Amount for Q1 2022 consists primarily of legal expenses related to our acquisition of GRAIL. Amount for Q1 2021 consists primarily of expenses related to our acquisition of GRAIL, including $105 million in Continuation Payments.
(f) Amount consists of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the U.S. and Canada in Q1 2021. Such income was not excluded in Q1 2022.
(g) Amounts consist primarily of mark-to-market adjustments from our strategic investments.
(h) Amounts consist of fair value adjustments related to our Helix contingent value right.
(i) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash. We adopted ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-10), on January 3, 2022, using the modified retrospective method. The adoption eliminates the non-cash interest expense related to the conversion feature of our 2023 Convertible Notes beginning in the first quarter of 2022.
(j) Amount represents gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(k) Amount consists of expenses related to the bridge facility commitment, which was terminated in March 2021 in conjunction with our issuance of term notes.

Illumina, Inc.
Reconciliation of Consolidated Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 2, 2022 filed with the SEC on February 18, 2022. We assume no obligation to update any forward-looking statements or information.

TABLE 6: RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER DILUTED SHARE GUIDANCE:

Fiscal Year 2022
Consolidated GAAP earnings per diluted share	$2.33 - $2.53
Amortization of acquired intangible assets	1.03
Acquisition-related expenses (b)	0.23
Strategic investment related loss, net (c)	0.27
Gain on Helix contingent value right (d)	(0.03)
Contingent consideration liability (e)	(0.31)
GILTI and U.S. foreign tax credits (f)	0.69
Incremental non-GAAP tax expense (g)	(0.24)
Income tax provision (h)	0.03
Consolidated non-GAAP earnings per diluted share (a)	$4.00 - $4.20

(a) Non-GAAP earnings per diluted share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP earnings per diluted share is a key component of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in this measure to assist investors in analyzing and assessing our past and future operating performance.
(b) Amount consists primarily of legal expenses related to our acquisition of GRAIL.
(c) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(d) Amount consists of fair value adjustments related to our Helix contingent value right.
(e) Amount consists of fair value adjustment for our contingent consideration liability related to the GRAIL acquisition.
(f) Amount represents the impact of GRAIL pre-acquisition net operating losses on GILTI and the utilization of U.S. foreign tax credits.
(g) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(h) Amount represents difference between book and tax accounting related to stock-based compensation cost.